INDEPENDENT AUDITORS' CONSENT


We consent to the use in and incorporation by reference in this Registration Statement of National Bank of Canada (the "Bank") on Form F-9 of our report dated November 24, 1997, relating to the consolidated financial statements of the Bank for the year ended October 31, 1997 with comparative amounts for the year ended October 31, 1996, included and incorporated by reference in the prospectus dated December 11, 1997, which is part of this Registration Statement.

We consent to the reference to us under the heading "Auditors" included in the prospectus dated December 11, 1997. The auditors of the Bank for the year ended October 31, 1996 were not independent auditors under the United States standards because certain partners and employees had loans with the Bank.

Our signatures to this letter relate to the years for which we were the auditors of the Bank, as set forth below our respective signatures hereto at the end of this letter.


/s/ Price Waterhouse                     /s/ Samson Belair Deloitte & Touche

Price Waterhouse                         Samson Belair Deloitte & Touche
Chartered Accountants                    Chartered Accountants

As to the years ended                    As to the year ended October 31, 1997
October 31, 1997 and 1996



/s/  Raymond, Chabot, Martin, Pare

Raymond, Chabot, Martin, Pare
General Partnership
Chartered Accountants

As to the year ended October 31, 1996



Montreal, Canada
December 19, 1997